Exhibit 99.3

Exhibit 99.3 A properly completed original stock order form must be used to subscribe for common stock. Please read the Stock Ownership Guide Instructions as you complete this form. William Penn Bancorporation Subscription & Community Offering Stock Order Form STOCK ORDER DEADLINE day, [Expiration Date] at _:00 p.m. Eastern Time (Received not postmarked) for STOCK ORDER ASSISTANCE Please call (xxx) xx-xxxx STOCK ORDER DELIVERY If By Overnight Delivery or Hand Delivery (Drop Box) William Penn Bank Street, City New State Zipcode, (xxx) xxx-xxxx j (1) SHARES(2) TOTAL PAYMENT DUEPurchase Limitations (see instructions and the Prospectus) $ X 10.00 = . 00 Minimum 25 shares $ 250 Maximum 75,000 shares $ 750,000 Maximum for associates or group 150,000 shares $ 1,500,000 Check here if you are a William Penn Bank, William Penn Bancorp, Inc., William Penn, MHC, or William Penn Bancorporation: EMPLOYEE, OFFICER, DIRECTOR or IMMEDIATE FAMILY MEMBER of such person living in the same household. CHECK PAYMENT Check, bank draft or money order William Penn Bank line of credit and third party checks cannot be used for check payment. Payable to William Penn Bancorporation Total Check Amount$ Enclosed . 00 (5) WITHDRAWAL PAYMENT The undersigned authorizes withdrawal from the following account(s). There is no early withdrawal penalty for this form of payment. Bank UseAccount # To Withdraw Bank UseAccount # To Withdraw Community Offering $ $ . 00 . 00 Subscription Offering Check one box below if a, b or c does not apply to the purchaser(s) in Item 7. The purchaser had a deposit account(s) totaling $50 or more on June 30, 2019 at William Penn Bank or Fidelity Savings and Loan Association of Bucks County or Washington Savings Bank (each of which was merged with and into William Penn Bank). The purchaser had a deposit account(s) totaling $50 or more on September 30, 2020 at William Penn Bank and is not a director or executive officer of William Penn Bank, William Penn Bancorp, Inc., William Penn, MHC or William Penn Bancorporation. The purchaser had a deposit account(s) at William Penn Bank on [Voting Record Date] or had a loan with William Penn Bank as of June 1, 2005 that continued to be outstanding on [Voting Record Date]. The purchaser in the community offering RESIDES in: -Bucks or Philadelphia County in PA, or -Burlington, Camden, Gloucester or Mercer County in NJ. Indicate county of residence here: The purchaser in the community offering DOES NOT RESIDE in one of the above listed counties. Account Information - List below all William Penn Bank accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional space on reverse side at Item 6. Qualifying Account # of Purchaser Qualifying Account # of Purchaser Names(s) on Account Names(s) on Account STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights. Form of Ownership (check one box and indicate SS# or Tax ID#)IRA or Other Qualified Plan Order IndividualUniform Transfers to Minors Act (minor SS#) Business (co., corp.) SS/Tax ID# Reporting TTEE Tax ID#-Joint Tenants Registration Name Name Address Street Tenants In Common Fiduciary (trust, estate) SS/Tax ID# Other Owner SS#--Telephone Day CityStateZip codeEvening ASSOCIATES / ACTING IN CONCERT f ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically (Definitions on reverse side) Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares and/or are current owners of existing shares of William Penn Bancorp, Inc. If you checked this box, complete reverse side. received (not postmarked) by William Penn Bancorporation no later than _:00 p.m., Eastern Time, on day, [Expiration Date], unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by William Penn Bancorporation, this stock order form may not be modified, withdrawn or canceled without William Penn Bancorporation’s consent and if authorization to withdraw from deposit accounts at William Penn Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side) By signing below, I also acknowledge that I have read the Certification Form and Acknowledgement continued on the reverse side of this form (Item 9). SignatureDateSignatureDate

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William Penn Bancorporation